Exhibit 99.1

FOR IMMEDIATE RELEASE    Contact: Christopher Ranjitkar, Director, Investor Relations
(617) 796-7651

Tremont Mortgage Trust Reports Third Quarter 2018 Financial Results
_______________________________________________________________
Newton, MA (November 2, 2018): Tremont Mortgage Trust (Nasdaq: TRMT) today announced financial results for the quarter and nine months ended September 30, 2018.
David Blackman, President and Chief Executive Officer of TRMT, made the following statement:
“We continue to make important progress in executing our business strategy, and with four loans now closed, for a total commitment of $88.5 million, our investment income is fully covering our operating expenses. During the third quarter, we evaluated over 120 prospective loan opportunities with a gross value of over $3 billion, and we currently have four prospective loans in the due diligence and closing process for a total commitment of $79.3 million and six term sheets outstanding for a total commitment of $127.8 million that we believe we are well positioned to obtain. As a result, we are confident that TRMT is on the path to fully investing the capital raised in our initial public offering and concurrent private placement and declaring at least a partial distribution in January 2019.”
Results for the Quarter and Nine Months Ended September 30, 2018:
For the quarter and nine months ended September 30, 2018, TRMT's net loss was $63,000 and $1.8 million, respectively, or $0.02 per diluted share and $0.57 per diluted share, respectively. For the three months ended September 30, 2018, TRMT generated interest income of $1.4 million and incurred interest and related expenses of $563,000, which resulted in $822,000 of net interest income. For the nine months ended September 30, 2018, TRMT generated interest income of $2.1 million and incurred interest and related expenses of $666,000, which resulted in $1.4 million of net interest income.
Recent Investment Activities:
In July 2018, TRMT closed a $40.4 million first mortgage bridge loan to finance the acquisition of the Hampton Inn JFK, a 216-key, 13-story hotel located adjacent to the John F. Kennedy International Airport in Queens, NY, or the JFK Loan, at an as-is loan-to-value ratio, or LTV, of approximately 71%. This floating rate loan funded $39.6 million at closing, includes a future funding allowance of $750,000 for a property improvement plan and has a three year initial term with two, one year extension options, subject to the borrower meeting certain criteria. As of September 30, 2018, we had not advanced any amount of the future funding allowance.
In July 2018, TRMT closed a $14.8 million first mortgage bridge loan to refinance a 62,000 square foot, 4-story office building located in Scarsdale, NY, at an as-is LTV of approximately 76% This floating rate loan funded $13.7 million at closing, includes a future funding allowance of $1.1 million for building improvements and leasing capital and has a three year initial term with two, one year extension options, subject to the borrower meeting certain criteria. As of September 30, 2018, we had advanced $91,000, with $1.0 million remaining under the future funding allowance.
In August 2018, TRMT entered a loan application with a borrower for a first mortgage bridge loan for a total commitment of $13.4 million to finance the acquisition of a 123,172 square foot retail property located in Phoenix, AZ.
In October 2018, TRMT entered a loan application with a borrower for a first mortgage bridge loan for a total commitment of $11.9 million to refinance a 173,860 square foot, four-building office portfolio located in Dallas, TX.
In October 2018, TRMT entered a loan application with a borrower for a first mortgage bridge loan for a total commitment of $29.5 million to finance the acquisition of a 299,260 square foot, three-building office portfolio located in St. Louis, MO.
In October 2018, TRMT entered a loan application with a borrower for a first mortgage bridge loan for a total commitment of $24.6 million to finance the acquisition of a 432 unit apartment community located in Rochester, NY.
Recent Financing Activities:
On July 27, 2018, one of TRMT’s wholly owned subsidiaries entered into a term loan facility, in the form of a note payable, with Texas Capital Bank, National Association, or Texas Capital Bank, pursuant to which that subsidiary may borrow up to $32.3 million. The note payable is secured by a collateral assignment of the JFK Loan. The note payable advances up to 80% of the JFK Loan amount and matures in July 2021. Interest on amounts advanced to TRMT's subsidiary under the note payable is calculated at a floating rate based on one month LIBOR plus a premium of 215 basis points. As of September 30, 2018, Texas Capital Bank had advanced to TRMT’s subsidiary $31.7 million under the note payable.
In July 2018, pursuant to its master repurchase facility with Citibank, N.A., or Citibank, TRMT sold to, and committed to later repurchase from, Citibank, two first mortgage bridge loans, with an aggregate principal balance of $28.8 million, and, as a result, Citibank advanced to TRMT 75% of the aggregate outstanding balance of those loans, or $21.6 million, under the master repurchase facility.
Distribution:
TRMT expects to declare at least a partial distribution to common shareholders in January 2019 based upon the results of the fourth quarter of 2018.
Conference Call:
At 10:00 a.m. Eastern Time today, President and Chief Executive Officer, David Blackman, and Chief Financial Officer, Doug Lanois, will host a conference call to discuss TRMT’s third quarter 2018 financial results.
The conference call telephone number is (833) 366-1119. Participants calling from outside the United States and Canada should dial (412) 902-6771. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, November 9, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10123885.
A live audio webcast of the conference call will also be available in a listen-only mode on TRMT’s website, which is located at www.trmtreit.com. Participants wanting to access the webcast should visit TRMT’s website about five minutes before the call. The archived webcast will be available for replay on TRMT’s website following the call for about one week after the call. The transcription, recording and retransmission in any way of TRMT’s third quarter conference call are strictly prohibited without the prior written consent of TRMT.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER TRMT USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TRMT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TRMT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TRMT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN STATES THAT TRMT CONTINUES TO MAKE IMPORTANT PROGRESS IN EXECUTING ITS BUSINESS STRATEGY. THIS MAY IMPLY THAT TRMT WILL IN FACT SUCCESSFULLY EXECUTE ITS BUSINESS STRATEGY AND THAT ITS BUSINESS AND RESULTS OF OPERATIONS WILL IMPROVE AS A RESULT. HOWEVER, TRMT’S BUSINESS STRATEGY IS SUBJECT TO EXECUTION RISK AND MAY NOT BE SUCCESSFULLY REALIZED OR PROVIDE TRMT WITH THE CURRENTLY EXPECTED BENEFITS. FURTHER, TRMT’S BUSINESS IS SUBJECT TO VARIOUS RISKS, INCLUDING THOSE NOT WITHIN TRMT’S CONTROL, WHICH MAY PREVENT THE SUCCESSFUL EXECUTION OF TRMT’S BUSINESS STRATEGY AND DECREASE THE LIKELIHOOD THAT TRMT WILL REALIZE ANY OF THE CURRENTLY EXPECTED BENEFITS OF PURSUING AND EXECUTING THAT STRATEGY.

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MR. BLACKMAN STATES THAT TRMT’S INVESTMENT INCOME NOW FULLY COVERS ITS OPERATING EXPENSES. THIS MAY IMPLY THAT TRMT’S INVESTMENT INCOME WILL CONTINUE TO COVER ITS OPERATING EXPENSES AND THAT THE EXTENT OF THAT COVERAGE MAY INCREASE IN THE FUTURE. HOWEVER, TRMT’S BUSINESS IS SUBJECT TO VARIOUS RISKS, INCLUDING THOSE NOT WITHIN TRMT’S CONTROL. TRMT MAY FAIL TO GENERATE INVESTMENT INCOME THAT COVERS ITS OPERATING EXPENSES IN FUTURE PERIODS AND TRMT MAY INCUR LOSSES.

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MR. BLACKMAN STATES THAT TRMT IS CONFIDENT THAT IT WILL FULLY INVEST THE CAPITAL RAISED IN ITS INITIAL PUBLIC OFFERING AND CONCURRENT PRIVATE PLACEMENT BY YEAR END AND EXPECT TO DECLARE AT LEAST A PARTIAL DISTRIBUTION TO ITS COMMON SHAREHOLDERS IN JANUARY 2019. THESE STATEMENTS MAY IMPLY THAT TRMT WILL BE SUCCESSFUL IN DEPLOYING THAT CAPITAL. TO DATE, TRMT HAS MADE FOUR INVESTMENTS. TRMT MAY BE UNABLE TO MAKE ADDITIONAL INVESTMENTS OR IT MAY TAKE AN EXTENDED PERIOD OF TIME FOR TRMT TO FULLY DEPLOY ITS CAPITAL. FURTHER, ANY DISTRIBUTION IS SUBJECT TO BEING DECLARED BY TRMT’S BOARD OF TRUSTEES, IN ITS SOLE DISCRETION. TRMT MAY NOT GENERATE EARNINGS DURING THE FOURTH QUARTER OF 2018 AND THE AMOUNT OF ANY EARNINGS THAT TRMT MAY GENERATE IS UNCERTAIN AND MAY BE MODEST. TRMT CANNOT BE SURE THAT ITS BOARD OF TRUSTEES WILL DECLARE A DISTRIBUTION TO TRMT’S COMMON SHAREHOLDERS IN JANUARY 2019 OR AT ANY TIME IN THE FUTURE AND TRMT DOES NOT KNOW WHAT THE AMOUNT, IF ANY, OF ANY SUCH DISTRIBUTION MAY BE. FURTHER, ANY DISTRIBUTION THAT TRMT’S BOARD OF TRUSTEES MAY DECLARE MAY NOT BE AT A RATE THAT TRMT CAN SUSTAIN FOR FUTURE PERIODS.

•	TRMT’S PENDING AND PROSPECTIVE LOANS AND APPLICATIONS MAY NOT BE COMPLETED OR BECOME LOANS, MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN TRMT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN TRMT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE TRMT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY TRMT’S FORWARD LOOKING STATEMENTS. TRMT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT  WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TRMT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	June 1, 2017 (inception) through September 30,
	2018	2017	2018	2017
Income:
Interest income from investments	$1,385	$23	$2,113	$23
Less: Interest and related expenses	(563)	—	(666)	—
Total income from investments, net	822	23	1,447	23

Expenses:
Management fees	—	32	447	32
General and administrative expenses	510	176	1,668	176
Shared services agreement reimbursement	375	53	1,125	53
Total expenses	885	261	3,240	261
Loss before income tax expense	(63)	(238)	(1,793)	(238)
Income tax expense	—	—	—	—
Net loss	$(63)	$(238)	$(1,793)	$(238)

Weighted average common shares outstanding	3,129	438	3,121	330

Net loss per common share - basic and diluted	$(0.02)	$(0.54)	$(0.57)	$(0.72)

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)
(unaudited)

	September 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$30,101	$61,666
Restricted cash	100	—
Loans held-for-investment, net (includes $68,637 and $0 pledged as collateral under master repurchase agreement and note payable)	81,664	—
Accrued interest receivable	293	—
Prepaid expenses and other assets	254	259
Total assets	$112,412	$61,925

Liabilities and Shareholders' Equity
Accounts payable, accrued liabilities and deposits	$607	$301
Master repurchase agreement (net of deferred financing costs of $649 and $0, respectively)	20,935	—
Note payable (net of deferred financing costs of $229 and $0, respectively)	31,461	—
Due to related persons	23	754
Total liabilities	53,026	1,055

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.01 par value per share; 25,000,000 shares authorized; 3,179,118 and 3,126,439 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	32	31
Additional paid in capital	62,443	62,135
Cumulative net loss	(3,089)	(1,296)
Total shareholders’ equity	59,386	60,870
Total liabilities and shareholders' equity	$112,412	$61,925